UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

Medley LLC

(Exact Name of Registrant as Specified in its Charter)

001-37857	Delaware	27-2437343
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

280 Park Avenue, 6th Floor East
New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.875% Notes due 2026	MDLX	New York Stock Exchange
7.25% Notes due 2024	MDLQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Regulatory Matter Update

As previously reported, on March 7, 2021 (the “Petition Date”), Medley LLC (“Medley LLC”) commenced a voluntary case (the “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). In connection with the commencement of the Chapter 11 Case, Medley LLC disclosed in its pleadings filed with the Bankruptcy Court certain matters related to Medley Management Inc.’s (“MDLY”) and Medley LLC’s business, including the regulatory matter described below:

On September 17, 2019 the staff of the Securities and Exchange Commission’s Division of Enforcement (the “Staff”) informed MDLY that it was conducting an informal inquiry and requested the production and preservation of certain documents and records. MDLY fully cooperated with the Staff’s informal inquiry and began voluntarily providing the Staff with any requested documents.

By letter dated December 18, 2019, the Staff advised MDLY that a formal order of private investigation (the “Order”) had been issued and that the informal inquiry was now a formal investigation. The Order indicated that the investigation relates to Section 17(a) of the Securities Act of 1933, Section 10(b) of the Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 thereunder, and Sections 206(1), 206(2), and 206(4) of the Investment Advisers Act of 1940, Rule 206(4)-8, Sections 13(a) and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-11, 13a-13, and 14a-9 thereunder. MDLY continued to cooperate fully with the investigation.

On May 7, 2021, each of MDLY, Medley LLC, and six pre-IPO owners of Medley, each of whom is a current or former officer (the “Individuals”) received a “Wells Notice” from the Staff relating to MDLY’s previously-disclosed SEC investigation. The Wells Notices provided that the proposed action would allege violations of Section 10(b) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 thereunder (including as a control person pursuant to Section 20(e) of the Exchange Act); Section 17(a) of the Securities Act of 1933; Sections 206(1) and/or (2) of the Investment Advisers Act of 1940; Section 14(a) of the Exchange Act and Rules 14a-3 and 14a-9 thereunder; Section 13(a) of the Exchange Act and Rules 12b-11, 12b-20, 13a-1, 13a-11, 13a-13, and 13a-15(a) thereunder; and Regulation S-T. The Wells Notices also provided that the Staff’s recommendation may involve a civil injunctive action, public administrative proceeding, and/or cease-and-desist proceeding, and may seek remedies that include an injunction, a cease-and-desist order, disgorgement, pre-judgment interest, civil money penalties, censure, and limitations on activities or bars from association.

A Wells Notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law. The Wells Notices informed MDLY, Medley LLC and the Individuals that the Staff has made a preliminary determination to recommend that the SEC file an enforcement action against MDLY, Medley LLC and each of the Individuals that would allege certain violations of the federal securities laws.

The Wells Notices relate to, among other matters: MDLY’s and Medley LLC’s disclosures relating to MDLY’s assets under management (“AUM”), its fee-earning assets under management (“FEAUM”), trends and risks related to AUM and FEAUM, and specifically, violations of the federal securities laws relating to such disclosures in MDLY’s registration statement relating to its initial public offering, Medley LLC’s registration statements relating to its bond offerings, and MDLY and Medley LLC’s periodic reports under the Exchange Act; MDLY’s and Medley LLC’s disclosure controls and procedures designed to ensure that the information required in reports filed under the Exchange Act; and MDLY’s financial projections included in a joint proxy statement/prospectus, including any amendments thereto, in connection with a proposed (but ultimately terminated) merger among MDLY, Sierra Income Corporation and Medley Capital Corporation.

MDLY, Medley LLC and the Individuals currently intend to pursue the Wells Notice process, which will include the opportunity to respond to the Staff’s position.

Medley LLC Plan of Reorganization Update

As previously reported, in connection with its Chapter 11 Case, Medley LLC filed with the Bankruptcy Court on the Petition Date a proposed Plan of Reorganization (“Plan”) and a proposed Disclosure Statement related thereto (“Disclosure Statement”). Pursuant to filings with the Bankruptcy Court, on May 13, 2021 [Bankruptcy Docket No. 147], Medley LLC withdrew its original Plan [Bankruptcy Docket No. 7] and Disclosure Statement [Bankruptcy Docket. No. 8]. Medley LLC currently intends to file with the Bankruptcy Court an amended Plan and Disclosure Statement as soon as reasonably practicable. There can be no assurances that Medley LLC will obtain the Bankruptcy Court’s approval of an amended Disclosure Statement and/or confirmation of an amended Plan, or that if an amended Plan is confirmed, that the reorganization of Medley LLC will be successfully implemented as contemplated by such amended Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2021		MEDLEY LLC

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

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